Exhibit 99.1

CA Reports Strong Full Fiscal Year 2009 Results

 Meets or Exceeds Outlook for Revenue, Bookings, EPS and Cash Flow From Operations

ISLANDIA, N.Y., May 13 /PRNewswire-FirstCall/ --

•	Full year non-GAAP earnings per share up 30 percent to $1.55; GAAP earnings per share up 39 percent to $1.29

•	Full year revenue up 1 percent in constant currency to $4.271 billion, flat as reported

•	Full year cash flow from operations up 10 percent to $1.212 billion

•	Fourth quarter non-GAAP earnings per share up 41 percent to $0.31; GAAP earnings per share flat at $0.13

•	Fourth quarter revenue up 2 percent in constant currency to $1.035 billion, down 5 percent as reported

•	Issues outlook for fiscal year 2010

CA, Inc. (NASDAQ:CA), the world’s leading independent IT management software company, today reported results for its fourth quarter and full 2009 fiscal year, ended March 31, 2009.

“CA executed well in the face of a difficult economy,” said John Swainson, CA’s chief executive officer. “We achieved strong earnings growth and growth in cash flow from operations in part because of the implementation of strong expense controls. We also continued to grow revenue in constant currency. While we are assuming a continuing downturn into at least the early part of fiscal year 2010, we are making significant investments in new and improved products and sales resources and we again are forecasting growth in revenues and earnings on a constant currency basis.

“Our concept of ‘Lean IT’ is all about helping customers make their IT infrastructures nimble, efficient and a competitive advantage with a rapid time to value,” Swainson continued. “We can’t predict when the recovery will begin, but we strongly believe technology will lead the way. Overall, I feel good about where we are and where we are heading.”

CA earned GAAP net income for its fourth quarter of $72 million or $0.13 per diluted common share, flat compared with net income of $71 million or $0.13 per diluted common share reported a year earlier. For the full year, the Company reported GAAP net income of $694 million or $1.29 per diluted common share, compared with net income of $500 million or $0.93 per diluted common share in the prior fiscal year, representing a 39 percent increase in earnings per share.

CA reported non-GAAP net income of $169 million for the fourth quarter, or $0.31 per diluted common share, compared with $117 million, or $0.22 per diluted common share reported a year earlier, representing a 41 percent increase in non-GAAP earnings per share. For the full year, CA reported non-GAAP net income of $835 million, or $1.55 per diluted common share, compared with $642 million, or $1.19 per diluted common share, reported in the prior fiscal year, representing a 30 percent increase in non-GAAP earnings per share.

Total revenue for the fourth quarter was $1.035 billion, down 5 percent as reported, but up 2 percent in constant currency, from the $1.085 billion reported in the similar period last fiscal year. For the full fiscal year, revenue was $4.271 billion, virtually flat as reported, but up one percent in constant currency, from the $4.277 billion in revenue reported in the prior year.

In the fourth quarter, total North American revenue was up 6 percent as reported, or 7 percent in constant currency, while revenue from international operations was down 17 percent as reported, or 4 percent in constant currency, compared with the similar period last year. For the full year, North American revenue was up 3 percent as reported, or 4 percent in constant currency, while international operations were down 4 percent as reported, or 3 percent in constant currency.  (The impact of currency on revenue, as well as total bookings and total expenses before interest and income taxes is in Table 4 located at the end of the news release.)

Total bookings in the fourth quarter were $1.465 billion, down 3 percent as reported, or up 6 percent in constant currency, compared with $1.518 billion reported in the prior year comparable period. On a full year basis, total bookings were $5.245 billion, up 11 percent as reported, or up 15 percent in constant currency, from the $4.724 billion reported in the prior fiscal year. During the fourth quarter, the Company signed 20 license agreements with incremental values greater than $10 million for a total of $736 million compared with 19 license agreements totaling $557 million in the fourth quarter of fiscal year 2008. Weighted average life of subscription and maintenance bookings for the fiscal year was 3.6 years, compared with 3 years in fiscal year 2008.

Total expenses, before interest and income taxes, for the fourth quarter were $855 million, a decrease of 9 percent as reported, or 3 percent in constant currency, compared with $935 million in the prior year period. In the fourth quarter, GAAP operating income, before interest and income taxes, was $180 million, up 20 percent from the $150 million reported in the prior year period and representing an operating margin of 17 percent, a 3 percentage point improvement from the prior year period.

For the full fiscal year, total expenses, before interest and income taxes, were $3.144 billion, a decrease of 8 percent both as reported and in constant currency, compared with $3.423 billion in the prior fiscal year. GAAP operating income, before interest and income taxes, for the full year was $1.127 billion, up 32 percent from the $854 million reported in the prior year period and representing an operating margin of 26 percent, a 6 percentage point improvement from the prior year period.

On a non-GAAP basis, which excludes purchased software and intangibles amortization, restructuring and other costs, and includes gains and losses since inception of hedges that mature within the quarter, but excludes gains and losses of hedges that do not mature within the quarter, the Company reported fourth quarter operating expenses of $721 million, down 13 percent as reported, or 6 percent in constant currency, from the $831 million reported in the prior year period. For the fourth quarter, non-GAAP operating income, before interest and income taxes, was $314 million, up 24 percent from the $254 million reported in the prior year period and representing a non-GAAP operating margin of 30 percent, a 7 percentage point improvement from the fourth quarter of fiscal year 2008.

For the full year, non-GAAP operating expenses were $2.932 billion, down 8 percent as reported, or 7 percent in constant currency, from the $3.177 billion reported in the previous fiscal year. For the full fiscal year, non-GAAP operating income, before interest and income taxes, was $1.339 billion, up 22 percent from the $1.1 billion reported in the prior fiscal year and representing a non-GAAP operating margin of 31 percent, a 5 percentage point improvement from fiscal year 2008.

In the fourth quarter, the GAAP tax rate was 57 percent while the effective tax rate on non-GAAP income was 45 percent. For the full year, both the GAAP and the non-GAAP tax rates were 37 percent.

The Company reported cash flow from operations of $648 million in the fourth quarter, down 6 percent from the $690 million recorded in the fourth quarter of fiscal year 2008. For the full fiscal year, the Company reported cash flow from operations of $1.212 billion, up 10 percent from the $1.103 billion recorded in the 2008 fiscal year.

Capital Structure

The balance of cash, cash equivalents and marketable securities at March 31, 2009, was $2.713 billion. With $1.937 billion in total debt outstanding, the Company has a net cash position of $776 million.

Outlook for Fiscal Year 2010

The Company issued its outlook for fiscal year 2010. The following represents “forward-looking statements” (as defined below).

The Company expects the following:

•
GAAP diluted earnings per share growth in constant currency in a range of 17 percent to 25 percent and 8 to 16 percent at current exchange rates.  At current exchange rates, this translates to reported diluted earnings per share of $1.39 to $1.49;

•
Non-GAAP diluted earnings per share growth in constant currency in a range of 5 percent to 12 percent and negative 3 percent to positive 4 percent at current exchange rates. At current exchange rates, this translates to reported non-GAAP diluted earnings per share of $1.51 to $1.61;

•
Total revenue growth in a range of 2 percent to 4 percent in constant currency and negative 3 percent to negative 1 percent at current exchange rates.  At current exchange rates, this translates to reported revenue of $4.16 billion to $4.24 billion; and,

•
Cash flow from operations growth of 12 percent to 18 percent in constant currency and 3 percent to 9 percent at current exchange rates. At current exchange rates, this translates to reported cash flow from operations of $1.25 billion to $1.32 billion. The cash flow from operations outlook includes approximately $50 million in restructuring payments accrued during FY 2009.

Except as otherwise noted, guidance reflects current foreign currency exchange rates as of March 31, 2009. The outlook also assumes no material acquisitions and a partial currency hedge of operating income. The Company also expects a full-year tax rate of approximately 36 percent.

The Company anticipates approximately 517 million shares outstanding at fiscal 2010 year-end and a weighted average diluted share count of approximately 536 million for the fiscal year.

A reconciliation of each non-GAAP measure to its most directly comparable GAAP financial measure is included in the tables provided as part of this press release.

This news release and the accompanying tables should be read in conjunction with additional content that is available on the Company’s website, including a supplemental financial package as well as a webcast that the Company will host at 5 p.m. ET today to discuss its fourth quarter and full fiscal year 2009 results. The webcast will be archived on the website. Individuals can access the webcast, as well as this press release and supplemental financial information, at http://ca.com/invest or listen to the call at 1-877-852-6583. International participants can listen to the call at 1-719-325-4775.

About CA

CA (NASDAQ: CA) is the world’s leading independent IT management software company. With CA's Enterprise IT Management (EITM) vision and expertise, organizations can more effectively govern, manage and secure IT to optimize business performance and sustain competitive advantage. For more information, visit www.ca.com.

Non-GAAP Financial Measures

This news release, the accompanying tables and the additional content that is available on the Company's website, including a supplemental financial package, includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP metrics for operating expenses, operating income, operating margin, income from operations and diluted earnings per share exclude the following items: non-cash amortization of purchased software and other intangibles, charges for in-process research and development costs, restructuring and other charges and the gains and losses since inception of hedges that mature within the quarter, but excludes gains and losses of hedges that do not mature within the quarter. Non-GAAP income also excludes the interest on convertible bonds. The effective tax rate on GAAP and non-GAAP income is the Company’s provision for income taxes expressed as a percentage of GAAP and non-GAAP income before income taxes, respectively.  Such tax rates reflect the statutory tax rate after the adjustments for the impacts of certain discrete items (such as decreases in non-US tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies). Non-GAAP adjusted cash flow excludes restructuring and other payments. Free cash flow excludes capital expenditures. Constant currency calculations are performed by applying prior period foreign exchange rates to current period local currency balances. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and cash flows, to competitors' operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures, which are attached to this news release.

Cautionary Statement Regarding Forward-Looking Statements

We have assessed and will continue to assess the impact on our business of the general economic downturn and the related impact on the financial services sector in particular. Approximately one third of our revenue comes from arrangements with financial institutions (i.e., banking, brokerage and insurance companies). The majority of these arrangements are for the renewal of mainframe capacity and maintenance associated with transactions processed by such financial institutions. While we cannot predict what impact there may be on our business from further consolidation of the financial industry sector, or the impact from the economy in general on our business, to date the impact has not been material to our balance sheet, results of operations or cash flows. The vast majority of our subscription and maintenance revenue in any particular reporting period comes from contracts signed in prior periods, generally pursuant to contracts ranging in duration from three to five years.

Certain statements in this communication (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) constitute "forward-looking statements" that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: global economic factors or political events beyond the Company's control; general economic conditions, including concerns regarding a global recession and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; impact of revenue recognition accounting policies on operating results; failure to expand channel partner programs; ability to adequately manage and evolve financial reporting and managerial systems and processes; ability to successfully integrate acquired companies and products into existing businesses; competition in product and service offerings and pricing; ability to retain and attract qualified key personnel; rapid technological and market changes; dependence on third party operating systems and software; use of software from open source code sources; discovery of errors in the Company's software and potential product liability claims; significant amounts of debt and possible future credit rating changes; the failure to protect the Company's intellectual property rights and source code; the timing of orders from customers and channel partners; reliance upon large transactions with customers; sales to government customers; breaches of the Company’s software products and the Company’s and customers’ data centers and IT environments; lack of market growth in key product areas; use of third party microcode; third party claims of intellectual property infringement or royalty payments; fluctuations in foreign currencies; failure to successfully execute restructuring plans and related sales model changes; successful outsourcing of various functions to third parties; potential tax liabilities; and these factors and the other factors described more fully in the Company's filings with the Securities and Exchange Commission.  The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Copyright © 2009 CA, Inc. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Dan Kaferle	Carol Lu
	Public Relations	Investor Relations
	(631) 342-2111	(212) 415-6920
	daniel.kaferle@ca.com	carol.lu@ca.com

Table 1
CA, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
Revenue:	2009	2008(1)	2009	2008(1)
Subscription and maintenance revenue	$913	$951	$3,772	$3,762
Professional services	84	103	358	383
Software fees and other	38	31	141	132
Total revenue	1,035	1,085	4,271	4,277
Expenses:
Costs of licensing and maintenance	73	73	298	272
Cost of professional services	68	90	307	368
Amortization of capitalized software costs	34	30	125	117
Selling and marketing	299	371	1,214	1,327
General and administrative	122	124	464	530
Product development and enhancements	128	136	486	526
Depreciation and amortization of other intangible assets	40	39	149	156
Other (gains) expenses, net	(5)	(2)	(1)	6
Restructuring and other	96	74	102	121
Total expenses before interest and income taxes	855	935	3,144	3,423
Income before interest and income taxes	180	150	1,127	854
Interest expense, net	11	9	25	46
Income before income taxes	169	141	1,102	808
Income tax expense	97	70	408	308
NET INCOME	$72	$71	$694	$500

Basic income per share	$0.14	$0.14	$1.35	$0.97
Basic weighted average shares used in computation	514	510	513	514
Diluted income per share (2)	$0.13	$0.13	$1.29	$0.93
Diluted weighted average shares used in computation (2)	541	537	540	541

(1)	Certain balances have been reclassified to conform to current period presentation.

(2)
Net income and the number of shares used in the computation of diluted EPS was computed by dividing (i) the sum of net income and the after-tax amount of interest expense recognized in the period associated with outstanding dilutive convertible senior notes by (ii) the sum of the weighted average number of common shares outstanding for the period and the weighted average dilutive common share equivalents.

Table 2
CA, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	March 31,	March 31,
	2009	2008

Cash, cash equivalents and marketable securities	$2,713	$2,796
Trade and installment accounts receivable, net	839	970
Deferred income taxes - current	524	623
Other current assets	104	79

Total current assets	4,180	4,468

Installment accounts receivable, due after one year, net	128	234
Property and equipment, net	442	496
Purchased software products, net	155	171
Goodwill	5,364	5,351
Deferred income taxes - noncurrent	268	293
Other noncurrent assets, net	715	743

Total assets	$11,252	$11,756

Current portion of long-term debt and loans payable	$650	$361
Deferred revenue (billed or collected) - current	2,431	2,664
Deferred income taxes - current	40	106
Other current liabilities	957	1,147

Total current liabilities	4,078	4,278

Long-term debt, net of current portion	1,287	2,221
Deferred income taxes - noncurrent	136	200
Deferred revenue (billed or collected) - noncurrent	1,000	1,036
Other noncurrent liabilities	407	312

Total liabilities	6,908	8,047

Common stock	59	59
Additional paid-in capital	3,557	3,566
Retained earnings	2,784	2,173
Accumulated other comprehensive loss	(183)	(101)
Treasury stock	(1,873)	(1,988)

Total stockholders’ equity	4,344	3,709

Total liabilities and stockholders’ equity	$11,252	$11,756

Table 3
CA, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2009	2008(1)	2009	2008(1)
OPERATING ACTIVITIES:
Net income	$72	$71	$694	$500
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	74	69	274	273
Provision for deferred income taxes	(107)	(50)	(42)	(4)
Provision for bad debts	5	1	15	23
Non-cash stock based compensation expense and defined contribution plan	30	26	116	122
Losses (gains) on sale and disposal of assets and repayment of debt, net	2	8	(3)	12
Charge for impairment of assets	2	6	5	6
Foreign currency transaction losses (gains) – before taxes	5	(9)	67	(28)
Changes in other operating assets and liabilities, net of effect of acquisitions:
Decrease in trade and current installment accounts receivable, net	12	35	44	71
Decrease (increase) in noncurrent installment accounts receivable, net	12	(31)	155	40
Increase (decrease) in deferred revenue (billed or collected) – current and noncurrent	365	535	(49)	258
Increase (decrease) in taxes payable, net	28	(89)	35	(82)
(Decrease) increase in accounts payable, accrued expenses and other	(4)	14	(99)	(95)
Increase (decrease) in accrued salaries, wages, and commissions	32	51	(29)	26
Restructuring and other, net	66	49	(13)	12
Changes in other operating assets and liabilities	54	4	42	(31)
NET CASH PROVIDED BY OPERATING ACTIVITIES	648	690	1,212	1,103
INVESTING ACTIVITIES:
Acquisitions, primarily goodwill, purchased software, and other
intangible assets, net of cash acquired	(22)	-	(76)	(27)
Settlements of purchase accounting liabilities	(3)	-	(7)	(7)
Purchases of property and equipment	(19)	(36)	(83)	(117)
Proceeds from sale of assets and sale-leaseback transactions	-	11	6	46
Capitalized software development costs	(27)	(33)	(129)	(112)
Other investing activities	-	1	5	(2)
NET CASH USED IN INVESTING ACTIVITIES	(71)	(57)	(284)	(219)
FINANCING ACTIVITIES:
Dividends paid	(21)	(19)	(83)	(82)
Purchases of common stock	-	-	(4)	(500)
Debt repayments and debt issuance costs, net	(178)	(1)	(679)	(12)
Exercise of common stock options and other	-	3	7	22
NET CASH USED IN FINANCING ACTIVITIES	(199)	(17)	(759)	(572)
INCREASE IN CASH AND CASH EQUIVALENTS BEFORE
EFFECT OF EXCHANGE RATE CHANGES ON CASH	378	616	169	312
Effect of exchange rate changes on cash	(35)	102	(252)	208
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	343	718	(83)	520
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,369	2,077	2,795	2,275
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,712	$2,795	$2,712	$2,795

(1)	Certain balances have been reclassified to conform to current period presentation.

Table 4
CA, Inc.
Constant Currency Summary
($ in millions)
(unaudited)

	Three Months Ended March 31,
	2009	2008	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)

Bookings	$1,465	$1,518	(3%)	6%

Revenue:
North America	$625	$589	6%	7%
International	410	496	(17%)	(4%)
Total revenue	$1,035	$1,085	(5%)	2%

Revenue:
Subscription and maintenance	$913	$951	(4%)	3%
Professional services	84	103	(18%)	(11%)
Software fees and other	38	31	23%	24%
Total revenue	$1,035	$1,085	(5%)	2%

Total expenses before interest and income taxes:
Total Non-GAAP	$721	$831	(13%)	(6%)
Total GAAP	$855	$935	(9%)	(3%)

	Fiscal Year Ended March 31,
	2009	2008	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)

Bookings	$5,245	$4,724	11%	15%

Revenue:
North America	$2,444	$2,365	3%	4%
International	1,827	1,912	(4%)	(3%)
Total revenue	$4,271	$4,277	0%	1%

Revenue:
Subscription and maintenance	$3,772	$3,762	0%	1%
Professional services	358	383	(7%)	(5%)
Software fees and other	141	132	7%	6%
Total revenue	$4,271	$4,277	0%	1%

Total expenses before interest and income taxes:
Total non-GAAP	$2,932	$3,177	(8%)	(7%)
Total GAAP	$3,144	$3,423	(8%)	(8%)

(1)
Constant currency calculations are performed by applying prior period foreign exchange rates to current period local currency balances. Constant currency excludes the impacts from the Company's hedging program.

Table 5
CA, Inc.
Reconciliation of GAAP Results to Non-GAAP Net Income
(in millions, except per share data)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2009	2008	2009	2008

Total revenue	$1,035	$1,085	$4,271	$4,277
Total expenses before interest and income taxes	855	935	3,144	3,423

Income before interest and income taxes (1)	180	150	1,127	854
GAAP Operating Margin (% of revenue)	17%	14%	26%	20%

Non-GAAP operating adjustments:
Purchased software amortization	14	15	57	60
Intangibles amortization	14	15	53	65
Restructuring and other	96	74	102	121
Hedging loss, net (2)	10	-	-	-
Total non-GAAP operating adjustments	134	104	212	246
Non-GAAP income before interest
and income taxes	314	254	1,339	1,100
Non-GAAP Operating Margin (% of revenue) (3)	30%	23%	31%	26%

Interest expense, net	11	9	25	46
Interest on dilutive convertible bonds	(2)	(2)	(8)	(8)
Non-GAAP income before income taxes	305	247	1,322	1,062

Income tax provision (4)	136	130	487	420

Non-GAAP income (5)	$169	$117	$835	$642

Non-GAAP diluted EPS (5)	$0.31	$0.22	$1.55	$1.19
Diluted weighted average shares used in
computation(5)	541	537	540	541

(1)	See the Condensed Consolidated Statement of Operations on Table 1 for a bridge from income before interest and income taxes to net income.

(2)	Consists of losses on hedges of operating income relating to prior periods.

(3)
Excluding stock based compensation of $24 and $26, non-GAAP operating margin would have been 33% and 26% for the three months ended March 31, 2009 and 2008, respectively.  On a year to date basis, excluding stock based compensation of $92 and $104, non-GAAP operating margin would have been 34% and 28% for the fiscal years ended March 31, 2009 and 2008, respectively.

(4)
The effective tax rate on non-GAAP income is the Company’s provision for income taxes expressed as a percentage of non-GAAP income before income taxes.  Such tax rate reflects the statutory tax rate after adjustments for the impacts of certain discrete items (such as decreases in non-US tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

(5)
Non-GAAP income and the number of shares used in the computation of non-GAAP diluted EPS for all periods presented have been adjusted to reflect the dilutive impact of the Company’s 1.625 % Convertible Senior Notes and stock awards outstanding.

Refer to the discussion of Non-GAAP financial measures included in the accompanying press release for additional information.

Table 6
CA, Inc.
Reconciliation of GAAP to Non-GAAP
Operating Expenses and Diluted Income per Share
(in millions)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
Operating Expenses	2009	2008	2009	2008

Total expenses before interest and income taxes	$855	$935	$3,144	$3,423

Non-GAAP operating adjustments:
Purchased software amortization	14	15	57	60
Intangibles amortization	14	15	53	65
Restructuring and other	96	74	102	121
Hedging loss, net (1)	10	-	-	-
Total non-GAAP operating adjustments	134	104	212	246

Total non-GAAP operating expenses	$721	$831	$2,932	$3,177

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
Diluted Income per Share	2009	2008	2009	2008

GAAP diluted income per share	$0.13	$0.13	$1.29	$0.93

Non-GAAP adjustments, net of taxes

Purchased software and intangibles amortization	0.03	0.04	0.13	0.15
Restructuring and other charges	0.12	0.09	0.12	0.15
Hedging loss, net (1)	0.01	-	-	-
Non-GAAP effective tax rate adjustments (2)	0.02	(0.04)	0.01	(0.04)

Non-GAAP diluted income per share	$0.31	$0.22	$1.55	$1.19

(1)	Consists of losses on hedges of operating income relating to prior periods.

(2)
The effective tax rate on non-GAAP income is the Company’s provision for income taxes expressed as a percentage of non-GAAP income before income taxes.  Such tax rate reflects the statutory tax rate after adjustments for the impacts of certain discrete items (such as decreases in non-US tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

Refer to the discussion of Non-GAAP financial measures included in the accompanying press release for additional information.

Table 7
CA, Inc.
Effective Tax Rate Reconciliation
GAAP and Non-GAAP
(in millions)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31, 2009		March 31, 2009
	GAAP	Non-GAAP	GAAP	Non-GAAP

Income before income taxes(1)	$169	$305	$1,102	$1,322

Statutory tax rate	35%	35%	35%	35%

Tax at statutory rate	59	107	386	463

Adjustments for discrete and permanent items(2)	38	29	22	24

Total tax expense	$97	$136	$408	$487

Effective tax rate(3)	57%	45%	37%	37%

(1)	See Table 5 for a reconciliation of income before interest and income taxes on a GAAP basis to income before income taxes on a non-GAAP basis.

(2)
The effective tax rate for GAAP generally includes the impact of discrete and permanent items in the period such items arise, whereas the effective tax rate for non-GAAP generally allocates the impact of such items pro rata to the fiscal year’s remaining reporting periods.

(3)
The effective tax rate on GAAP and non-GAAP income is the Company’s provision for income taxes expressed as a percentage of GAAP and non-GAAP income before income taxes, respectively.  Such tax rates reflect the statutory tax rate after the adjustments for the impacts of certain discrete items (such as decreases in non-US tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

Refer to the discussion of Non-GAAP financial measures included in the accompanying press release for additional information.

Table 8
CA, Inc.
Reconciliation of Projected GAAP Earnings per Share to
Projected Non-GAAP Earnings per Share
(unaudited)

	Fiscal Year Ending
	March 31, 2010

Projected GAAP diluted EPS range	$1.39	to	$1.49

Non-GAAP adjustments, net of taxes:
Purchased software and intangibles amortization	0.12		0.12

Non-GAAP projected diluted operating EPS range	$1.51	to	$1.61

Refer to the discussion of Non-GAAP financial measures included in the accompanying press release for additional information.